UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [  ]

Check the appropriate box:

[ ]	Preliminary Proxy Statement

[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[ ]	Definitive Proxy Statement

[X]	Definitive Additional Materials

[ ]	Soliciting Material Pursuant to §240.14a-12

Lineage Cell Therapeutics, Inc.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]	No fee required.

[ ]	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:

	(2)	Aggregate number of securities to which transaction applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

[ ]	Fee paid previously with preliminary materials.

[ ]	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)	Amount previously paid:

(2)	Form, schedule or registration statement no.:

(3)	Filing party:

(4)	Date filed:

SUPPLEMENTAL INFORMATION REGARDING PROPOSAL 4 – APPROVAL OF THE LINEAGE CELL THERAPEUTICS, INC. 2021 EQUITY INCENTIVE PLAN

In Proposal 4 (“Proposal 4”) of the proxy statement (the “Proxy Statement”) for the 2021 annual meeting of shareholders (the “Meeting”) of Lineage Cell Therapeutics, Inc. (“Lineage,” “we,” “us,” and “our,”) on September 13, 2021, we are requesting that our shareholders approve the Lineage Cell Therapeutics, Inc. 2021 Equity Incentive Plan (the “2021 Plan”).

As stated in the Proxy Statement, if Proposal 4 is approved by our shareholders, the 2021 Plan will become effective as of the date of the Meeting and no additional awards will be granted under either the Lineage Cell Therapeutics, Inc. 2012 Equity Incentive Plan (the “2012 Plan”) or the Asterias 2013 Equity Incentive Plan (the “Asterias Equity Plan,” and together with the 2012 Plan, the “Existing Plans”) on or after the date of the Meeting. In this supplement to the Proxy Statement (“Supplement”), we are providing additional information regarding recent grant activity under the Existing Plans, reconfirming that we will not grant any additional awards under the Existing Plans after the date of the Meeting, and additionally confirming that we will not grant any additional awards under the Existing Plans on or after the date of this Supplement prior to or on the date of the Meeting. Accordingly, if Proposal 4 is approved by our shareholders, we will not grant any additional awards under either of the Existing Plans on or after the date of this Supplement.

The Proxy Statement discloses, under the section entitled “Overhang” in Proposal 4, certain information regarding our equity incentive program as of July 19, 2021, the record date for the Meeting. The following table reflects recent grant activity under the Existing Plans and provides certain updated information regarding our equity incentive program as of September 1, 2021:

Total number of common shares subject to outstanding stock options	17,532,841
Weighted-average exercise price of outstanding stock options	$1.80
Weighted-average remaining term of outstanding stock options	7.64 years
Total number of common shares subject to outstanding full value awards	61,800
Total number of common shares available for grant under the Existing Plans(1)	8,361,224

(1) Such shares will not be available for grant under the 2021 Plan and if Proposal 4 is approved by our shareholders, no additional awards will be granted under the Existing Plans on or after the date of this Supplement.

Vote Required

If a quorum is present at the Meeting, the approval of Proposal 4 requires the affirmative vote of a majority of both: (1) the shares present in person or represented by proxy at the Meeting and entitled to vote on this proposal; and (2) the shares required to constitute a quorum.

OUR BOARD RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE 2021 PLAN.

The date of this Supplement is September 2, 2021.